                                                                    Exhibit 4.6


                               WARRANT TO PURCHASE
                                  COMMON STOCK


           THIS WARRANT AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

           THE TRANSFER OR EXCHANGE OF THIS WARRANT IS RESTRICTED IN ACCORDANCE WITH TERMS DESCRIBED HEREIN.

                               Warrant to Purchase
                             up to 50,000 shares of
                     Common Stock, par value $.01 per share
                                       of
                            Neon Communications, Inc.

         UNDERWRITERS' WARRANT dated as of July 20, 2001, by and among Ramius Securities, LLC, (the "Underwriter) and Neon Communications, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H :

         WHEREAS, the Company proposes to issue to the Underwriter or its designees a warrant ("Warrant") to purchase up to an aggregate of 50,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock"); and

         WHEREAS, the Underwriter has agreed, pursuant to the Flexible Underwritten Equity FaciLity (FUEL(TM)) agreement (the "Underwriting Agreement") dated as of the date hereof between the Underwriter and the Company to act as an Underwriter in connection with the Company's proposed public offering of up to 1,875,000 shares of Common Stock;

         NOW, THEREFORE, in consideration of the promises and agreements herein set forth and other good and valuable consideration, hereby acknowledged, the parties hereto agree as follows:

         1. GRANT. The Underwriter is hereby granted the right to purchase, at an Initial Exercise Price (subject to adjustment as provided in Section 7 hereof) of $6.98(1) per share (the "Initial Exercise Price") of Common Stock at any time (i) from the date hereof, 14,326(2) shares of

------------------------
(1) The Exercise Price shall equal 115% of the VWAP ($6.07) on the trading day immediately preceding the closing date.

(2) An amount of shares equal to $100,000 divided by the Initial Exercise Price.

Common Stock, (ii) upon the first trading day following the expiration of the first Capital Raising Period (as defined in the Underwriting Agreement), an additional amount of shares equal to 10% of the number of shares sold during such Capital Raising Period, if any, less 14,326(3), and (iii) upon the first trading day following the expiration of each Capital Raising Period thereafter, an additional amount of shares equal to 10% of the number of shares sold during such Capital Raising Period, if any; provided, however, that the aggregate number of shares shall not exceed 50,000 shares of Common Stock. Such right to purchase shares of Common Stock shall expire at 5:30 P.M., New York time, on July 20, 2006 and shall be subject to the terms and conditions of this Warrant.

         2. EXERCISE OF WARRANT.

              Section 2.1 METHOD OF EXERCISE. Subject to the provisions of
Section 7 hereof, this Warrant may be exercised at the option of the registered holder (the "Holder" or "Holders") in whole or in part, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Form of Election to Purchase annexed hereto duly executed, and accompanied by payment of the Exercise Price (as defined in Section 5.2 herein) (other than in the case of the exercise of the Cashless Exercise Option set forth in Section 2.2 hereof), for the number of shares of Common Stock issuable upon exercise of this Warrant (the "Shares") specified in such Form of Election to Purchase. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office of the Company or at the office of the Company's stock transfer agent, in proper form for exercise and accompanied by the Exercise Price (as defined in Section 5.2 below), if and as applicable, the Holder shall be deemed to be the holder of record of the shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Shares shall not then be actually delivered to the Holder.

              Section 2.2 EXERCISE BY SURRENDER OF WARRANT. In addition to the method of payment set forth in Section 2.1 and in lieu of any cash payment required thereunder, a Holder of a Warrant shall have the right at any time and from time to time to exercise the Warrant in full or in part by surrendering this Warrant in the manner specified in Section 2.1 in exchange for the number of Shares equal to the product of (x) the number of Shares as to which the Warrant is being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined in Section 2.3 below) of the Shares less the Exercise Price and the denominator of which is such Market Price (the "Cashless Exercise Option"). Solely for the purposes of this paragraph, Market Price shall be calculated as the average of the Market Prices for each of the five trading days preceding the date which the Form of Election to Purchase attached hereto is deemed to have been sent to the Company pursuant to Section 11 hereof ("Notice Date").

              Section 2.3 DEFINITION OF MARKET PRICE. As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three

---------------------------------
3   Id.

(3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or by the Nasdaq National Market ("NNM"), or, if the Common Stock is not listed or admitted to trading on any national securities exchanged or quoted by NNM, the average closing bid price as furnished by the NASD through NNM or similar organization if NNM is no longer reporting such information, or if the Common Stock is not quoted on NNM, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

         3. ISSUANCE OF CERTIFICATES. Upon the exercise of the Warrant, the issuance of certificates for shares of Common Stock and/or other securities, properties or rights underlying such Warrant, shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 4 and 6 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         4. RESTRICTION ON EXERCISE OR TRANSFER OF WARRANT. The Holder of this Warrant, by its acceptance hereof, covenants and agrees that this Warrant is being acquired as an investment and not with a view to the distribution thereof; that this Warrant may not be exercised, sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one
(1) year from the date hereof, except as permitted by Rule 2710 of the National Association of Securities Dealers, Inc.

         5. EXERCISE PRICE.

              Section 5.1 INITIAL AND ADJUSTED EXERCISE PRICE. Except as otherwise provided in Section 7 hereof, the Initial Exercise Price shall be as set forth in Section 1 hereof. The "Adjusted Exercise Price" shall be the price which shall result from time to time from any and all adjustments of the Initial Exercise Price in accordance with the provisions of Section 7 hereof.

              Section 5.2 EXERCISE PRICE. The term "Exercise Price" herein shall mean the Initial Exercise Price or the Adjusted Exercise Price, depending upon the context.

         6. REGISTRATION RIGHTS.

              Section 6.1 REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Warrant and the Shares (the "Warrant Securities") have not been registered under the Securities Act of 1933, as amended (the "Act"). All of the representations and warranties of the

Company contained in the Underwriting Agreement relating to the Prospectus (as defined in the Underwriting Agreement) and made as of the date provided therein, are hereby incorporated by reference. The Warrant Securities shall bear the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act,
(ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

              Section 6.2 PIGGYBACK REGISTRATION. If, at any time commencing one year after the date hereof and expiring (five) 5 years from the date hereof, the Company proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-8) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Holder and to all other Holder(s) of the Warrant and/or the Warrant Securities, if not previously sold pursuant to this Section 6, of its intention to do so. If the Holder(s) of the Warrant Securities notify the Company within twenty-five (25) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford the Holder(s) of the Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement (sometimes referred to herein as the "Piggyback Registration").

         Notwithstanding the provisions of this Section 6.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 6.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

              Section 6.3 COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. In connection with any registration under Section 6.2 hereof, the Company covenants and agrees as follows:

              (a) The Company shall use its best efforts to file a registration statement within forty-five (45) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

              (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 6.2 hereof including, without limitation, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section 6.3(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any or all incidental or special damages sustained by the Holder(s) requesting registration of their Warrant Securities.

              (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

              (d) The Company shall indemnify the Holder(s) of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holder within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 9.1 of the Underwriting Agreement.

              (e) The Holder(s) of the Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holder, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 9.1(b) of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

              (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrant prior to the filing of any registration statement or the effectiveness thereof.

              (g) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of an opinion of counsel to the Company, dated the effective date of such registration statement.

              (h) For purposes of this Agreement, the term "Majority" in reference to the Holders of the Warrant or Warrant Securities, shall mean a percentage in excess of fifty percent (50%) of the then outstanding Warrant Securities (treating all such securities as fully exercised for shares of Common Stock for purposes of such calculation) that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

         7. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.

              Section 7.1 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

              Section 7.2 STOCK DIVIDENDS AND DISTRIBUTIONS. In case the Company shall pay a dividend in, or make a distribution of, shares of Common Stock or of the Company's capital stock convertible into Common Stock, the Exercise Price shall forthwith be proportionately decreased. An adjustment made pursuant to this Section 7.2 shall be made as of the record date for the subject stock dividend or distribution.

              Section 7.3 ADJUSTMENT IN NUMBER OF SECURITIES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 7, the number of Warrant Securities issuable upon the exercise at the Adjusted Exercise Price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of the Warrant immediately prior to such adjustment and dividing the product so obtained by the Adjusted Exercise Price.

              Section 7.4 DEFINITION OF COMMON STOCK. For the purpose of this Warrant, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the articles of incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

              Section 7.5 MERGER OR CONSOLIDATION. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 7 of this Agreement The above provision of this subsection shall similarly apply to successive consolidations or mergers.

              Section 7.6 NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than one cent ($0.01) per Warrant Security, PROVIDED, HOWEVER, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least one cent ($0.01) per Warrant Security.

         8. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

         9. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrant and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrant to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed on a National Securities Exchange and/or quoted on NNM and to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make any necessary filings under federal or state securities laws, which may be required in connection with the issuance, sale, transfer and delivery of the Shares issued upon exercise or conversion of the Warrant.

         10. NOTICES TO WARRANT HOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company until the Warrant shall be exercised as provided herein. If, however, at any time prior to the expiration of the Warrant and its exercise, any of the following events shall occur:

              (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

              (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

              (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholder entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         11. NOTICES.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

              (a) If to the Company, to the person and address set forth in
Section 8.1 of the Underwriting Agreement or to such other address as the Company may designate by notice to the Underwriter;

              (b) If to the registered Holder, to the address of such Holder as shown on the books of the company; and

              (c) If to the Underwriter, to the person and address set forth in
Section 8.1 of the Underwriting Agreement or to such other address as the Underwriter may designate by notice to the Company.

         12. SUPPLEMENTS AND AMENDMENTS. The Company and the Underwriter may from time to time supplement or amend this Warrant in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary.

         13. SUCCESSORS. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Underwriter and their respective successors and assigns hereunder.

         14. SURVIVAL OF INDEMNIFICATION. The indemnification provisions of
Section 6 applicable to the Warrant Securities shall survive such termination and remain operative and in full force and effect regardless of (i) any termination of this Warrant, (ii) any investigation made by or on behalf of any indemnified party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Warrant Securities.

         15. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

         The Company, the Underwriter and its successors and assigns hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Underwriter and its successors and assigns hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Underwriter and its successors and assigns (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 11 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Underwriters and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         16. ENTIRE AGREEMENT; MODIFICATION. This Warrant (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         17. SEVERABILITY. If any provision of this Warrant shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

         18. CAPTIONS. The caption headings of the Sections of this Warrant are for convenience of reference only and are not intended, nor should they be construed as, a part of this Warrant and shall be given no substantive effect.

         19. BENEFITS OF THIS AGREEMENT. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder(s) any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole benefit of the Company and the Underwriters and any other registered Holder(s).

         20. COUNTERPARTS. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         21. EXCHANGE AND REPLACEMENT OF WARRANT. This Warrant is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed by their respective authorized officers as of the date hereof.


         RAMIUS SECURITIES, LLC

                                        By: /s/ Jeffrey M. Solomon
                                           -------------------------------------

                                        Name: Jeffrey M. Solomon
                                             -----------------------------------

                                        Title: Vice President
                                              ----------------------------------


         NEON COMMUNICATIONS, INC.
                                        By: /s/ William F. Fennell
                                           -------------------------------------

                                        Name: William F. Fennell
                                             -----------------------------------

                                        Title: V.P. Finance CFO
                                              ----------------------------------

              FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 2.1


                  The undersigned hereby irrevocably elects to exercise the right, as set forth in the Underwriter's Warrant, dated July 20, 2001, between Ramius Securities, LLC and Neon Communications, Inc. ("Company"), to purchase ___________shares of Common Stock; [and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Neon Communications, Inc. in the amount of $____, all in accordance with the terms of Section 2.1 of the Underwriters' Warrant dated as of __________ __, 2001.] [In the case of reliance on the Cashless Exercise
Option: and attaches herewith the calculation of the exercise of the Warrant without any cash payment, pursuant to Section 2.2 of the Underwriter's Warrant.]

                  The undersigned requests that a certificate for such securities be registered in the name of ______________ __, whose address is _______________________________ and that such Certificate be delivered to
________________ whose address is ________________________.

                  If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable under the Underwriter's Warrant dated as of __________, 2001, the undersigned requests that a new warrant representing the balance of the shares of Common Stock purchasable be registered in the name of ________________, whose address is _______________________________ and that such Warrant be delivered to ________________ whose address is
________________________.



Dated:__________________

                                            Name:
                                                 -------------------------------

                                            Signature
                                                     ---------------------------

                                            ------------------------------------
                                            (Social Security/Other Identifying
                                            Number of Holder)